Exhibit 3.4

Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 09/14/2018 12:03 PM
ID: 2018-000820422

Foreign Profit Corporation
Articles of Domestication

Pursuant to W.S. 17-16-1801 the undersigned hereby applies for a Certificate of Domestication.

1. Corporation name:

SAKHA ENTERPRISES CORPORATION

2. Incorporated under the laws of: Nevada
(State of formation)

3. Date of incorporation: 01/28/2000
(mm/dd/yyyy)

4. Period of duration: Perpetual
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

1920 Thomes Ave Ste 610 Cheyenne, WY 82001 USA

6. Principal office address:

460 Brannan Street, Suite 78064 San Francisco, CA 94107 - Attn: Richard Chiang

7. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. ***The registered agent must have a physical address in Wyoming.*** *If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed* ***in addition to a physical address.****)*

Name: ISL, Inc.

Address: 1920 Thomes Ave Ste 610 Cheyenne, WY 82001 USA

RECEIVED
SEP 11 2018
Secretary of State
Wyoming

(If mail is received at a Post Office Box, please list above ***in addition to the physical address.****)*

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming:

To pursue rightful business opportunities as a Wyoming corporation

Received
AUG 27 2018
Secretary of State
Wyoming

FP-ArticlesDomestication - Revised February 2017

9. Names and usual business addresses of its current officers and directors:

Office	Name	Address
President	UMARKHON TOKTABAEV	1920 Thomes Ave Ste 610 Cheyenne, WY 82001 USA
Vice President		
Secretary	UMARKHON TOKTABAEV	1920 Thomes Ave Ste 610 Cheyenne, WY 82001 USA
Treasurer	UMARKHON TOKTABAEV	1920 Thomes Ave Ste 610 Cheyenne, WY 82001 USA
Director	RICHARD CHIANG	1920 Thomes Ave Ste 610 Cheyenne, WY 82001 USA
Director		
Director		

10. Aggregate number of shares or other ownership units which it has the **authority to issue.**
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

100,000,000 common shares & 5,000,000 shares of Series A preferred stock, both $0.001 par value

11. Aggregate number of **issued shares** or other ownership units.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

56,000,000 common shares & 1,000,000 shares of Series A preferred stock, both $0.001 par value

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: ______________________

Print Name: Richard Chiang

Date: 08/17/2018
(mm/dd/yyyy)

Title: Director

Contact Person: Richard Chiang

Daytime Phone Number: (415) 713-6957

Email: rchiang8@gmail.com

(Email provided will receive annual report reminders and filing evidence)
**May list multiple email addresses*

REQUIRED ATTACHMENTS TO INCLUDE WITH THE FILING:

✔ A **certified copy of its original articles of incorporation and all amendments** currently certified within the last six (6) months by the proper officer of the state of formation.

✔ The completed application must be accompanied by an **original certificate of existence/good standing**, dated *not more than thirty (30) days* prior to filing in Wyoming, duly authenticated by the Secretary of State or other official having custody of corporate records in the state of formation.

FP-ArticlesDomestication - Revised February 2017

Wyoming Secretary of State 2020 Carey Avenue, Suite 700 Cheyenne, WY 82002 - 0020 Ph. 307.777.7311 Fax 307.777.5339 Email: Business@wyo.gov Consent to Appointment by Registered Agent JSL, Inc . I. registered office located at (name of registered agenl) 1920 Thomes Ave Ste 610 Cheyenne, WY 82001 USA voluntarily consent to serve * (registered office physical address, city, state & rip) as the reg • istered agent c J - . . Or b L L AKH A ENTERPRISES CORPORATION _. (name of bwiness entity) I hereby certify that I am in compliance with the requirements ofW.S. 17 - 28 - 101 through W.S. 17 - 28 - 11 l. Signature � r«Altu loaytime Phone : I .. . _3_0_2_ - 5_3_1_ - o_s_s_s _ Date: I 08/20/2018 (Shall be executed by the registered agent.) (mmlddlyyyy) Print Name: I Laura Parker Title: I Assistant Secretary j Email: I RADiv@lncserv.com Registered Agent Mailing Address (if different than above): Previous Registered Office(s): l hereby certify that: • After rhe changes are made, the street address of my registered office and business office will be identical. • This change affects every entity served by me and I have notified each entity of the registered office change. • l certify that the above information is correct and I am in compliance with the requirements ofW.S. 17 - 28 - 101 through w.s. 17 - 28 - 111. Signature: (Shall be executed by the regi. � tered agent.) RAConsent - Revised October 2015 Date: ! .. . _. (mmlddlyyyy)